UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2016

MOJO ORGANICS, INC.

(Exact name of registrant as specified in its charter)

 (Former Name of Registrant)

Delaware	000-55269	26-0884348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Hudson Street, 21st Floor

Jersey City, New Jersey  07302

(Address of principal executive offices) (zip code)

(201) 633-6519

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

During the preparation of the year-end financial statements, MOJO Organics, Inc. (the “Company”) discovered financial statement errors attributable to the accounting treatment for the forgiveness of related party and officer compensation. As a result of these errors, on February 12, 2016, the Board of Directors of the Company, after discussion with management and the Company's independent registered public accounting firm, concluded that the Company's previously issued unaudited condensed financial statements for the fiscal quarters ended June 30, 2015 and September 30, 2015, and the disclosures and related communications for each of those periods, require corrections of certain errors and should no longer be relied upon.

The Company intends to restate its previously-issued financial statements for the fiscal quarters ended June 30, 2015 and September 30, 2015. These amended Quarterly Reports on Form 10-Q/A will be filed with the Securities and Exchange Commission as soon as possible.

Based on our assessment to date, we expect the key impacts on the Company’s previously reported results for the first and second quarters of fiscal 2015 to be as follows:

-	The selling, general and administrative expenses for the nine months ended September 30, 2015 will be increased from $1,294,660 to $1,632,192.
-	Total operating expenses for the nine months ended September 30, 2015 will be increased from $877,437 to $1,214,969.
-	Net loss for the nine months ended September 30, 2015 was increased from $1,007,003 to $1,344,535.
-	Net loss available to common shareholders for the nine months ended September 30, 2015 was increased from $0.06 to $0.08 per share.
-	The selling, general and administrative expenses for the three months ended September 30, 2015 will be increased from $312,629 to $351,629.
-	Total operating expenses for the three months ended September 30, 2015 will be increased from $372,629 to $411,629.
-	Net loss for the three months ended September 30, 2015 was increased from $410,989 to $449,989.
-	Net loss available to common shareholders for the three months ended September 30, 2015 was increased from $0.02 to $0.03 per share.
-	The selling, general and administrative expenses for the six months ended June 30, 2015 will be increased from $982,031 to $1,280,563.
-	Total operating expenses for the six months ended June 30, 2015 will be increased from $504,808 to $803,340.
-	Net loss for the six months ended June 30, 2015 was increased from $596,014 to $894,546.
-	Net loss available to common shareholders for the six months ended June 30, 2015 was increased from $0.04 to $0.05 per share.
-	The selling, general and administrative expenses for the three months ended June 30, 2015 will be increased from $133,660 to $432,192.
-	Total operating expenses for the three months ended June 30, 2015 will be decreased from $(2,199,425) to $(1,820,893).
-	Net income for the three months ended June 30, 2015 was decreased from $2,075,670 to $1,777,138.
-	Net income available to common shareholders for the three months ended June 30, 2015 was decreased from $0.12 to $0.11 per share.

The Company has discussed the matters disclosed in this Form 8-K pursuant to this Item 4.02(a) with the Company's independent registered public accounting firm, Cowan, Gunteski & Co., P.A.

As a result of the determination to restate these previously-issued financial statements, management re-evaluated the effectiveness of the design and operation of the Company's internal control over financial reporting and disclosure controls and procedures and has concluded that the Company did not maintain effective controls over the period end financial reporting process for the quarterly periods ended June 30, 2015 and September 30, 2015. Because of this material weakness, management, including the Chief Executive Officer and Chief Financial Officer, concluded that the Company's disclosure controls and procedures were not effective as of June 30, 2015 and September 30, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOJO ORGANICS, INC.

Date: February 16, 2016	By:	/s/ Glenn Simpson
Glenn Simpson
Chief Executive Officer